
                                   EXHIBIT 11
                         BRISTOL RETAIL SOLUTIONS, INC.

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE

                                                                                       INCEPTION
                                                                YEAR ENDED        (APRIL 3, 1996) TO
                                                               DECEMBER 31,          DECEMBER 31,
                                                                   1997                  1996
                                                           ------------------     ------------------
BASIC LOSS PER SHARE

     Net loss                                              $      (4,968,607)     $        (106,625)
                                                           ==================     ==================
     Weighted average number of common shares
       outstanding during the period
                                                                   5,198,156              3,319,738
                                                           ==================     ==================
     Basic loss per share                                  $            (.96)     $            (.03)
                                                           ==================     ==================
DILUTED LOSS PER SHARE

     Net loss                                              $      (4,968,607)     $        (106,625)
                                                           ==================     ==================
     Weighted average number of common shares
       outstanding during the period
                                                                   5,198,156              3,319,738
     Effect of stock options and warrants
       treated as common stock equivalents
       under the treasury stock method                                    --                     --
                                                           ------------------     ------------------
          Total shares                                             5,198,156              3,319,738
                                                           ==================     ==================
     Diluted loss per share                                $            (.96)     $            (.03)
                                                           ==================     ==================